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Exhibit 10.2

CARDIONET, INC.

2003 EQUITY INCENTIVE PLAN

ORIGINALLY ADOPTED JULY 15, 2000 AS THE
CARDIONET, INC.
2000 STOCK OPTION PLAN
AMENDED AND RESTATED: JULY 24, 2003
APPROVED BY SHAREHOLDERS: AUGUST 18, 2003
AMENDED: NOVEMBER 16, 2007
APPROVED BY SHAREHOLDERS: NOVEMBER 29, 2007
TERMINATION DATE: JULY 23, 2013

1.    PURPOSES.

        (a)    Amendment and Restatement.    The Plan is adopted to amend and restate the CardioNet, Inc. 2000 Stock Option Plan, adopted July 15, 2000 (the "Original Plan"). Each outstanding option and share of Common Stock granted under the Original Plan before the adoption of the Plan shall, from the effective date of the Plan as determined pursuant to Section 14, be governed by the terms and conditions of the Plan provided that the holder such option(s) or share(s) consents in writing. All options and shares granted after the date of the amendment and restatement of the Original Plan shall be governed by the terms contained herein.

        (b)    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

        (c)    Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (d)    General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" has the meaning ascribed to that term in Section 11(a).

        (d)   "Cause" means, with respect to a Participant, such Participant's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of the Plan, any Stock Award Agreement or any employment, consulting or proprietary information agreement. Notwithstanding the foregoing, a Participant's death or Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

        (e)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

          (i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by any institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

          (ii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction; or

          (iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition.

          The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

          Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

        (h)   "Common Stock" means the common stock of the Company.

        (i)    "Company" means CardioNet, Inc., a California corporation.

        (j)    "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term "Consultant" shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director's fee by the Company for services as a Director shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (k)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

        (l)    "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)    a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

            (ii)   a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

            (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv)  a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (m)  "Director" means a member of the Board.

        (n)   "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate because of the sickness or injury of the person.

        (o)   "Employee" means any person employed by the Company or an Affiliate. Service as a Director or payment of a director's fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (p)   "Entity" means a corporation, partnership or other entity.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include

(A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined in good faith by the Board, and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

        (t)    "Good Reason" means, with respect to a Participant, that one or more of the following are undertaken by the Company without such Participant's express written consent: (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant's function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in title shall not provide the basis for a voluntary termination with Good Reason; (ii) a reduction by the Company in the Participant's annual base salary, as in effect on the effective date of the Change in Control or as increased thereafter; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in the Participant's annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company and that does not adversely affect the Participant to a greater extent than other similarly situated employees; (iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company that would adversely affect the Participant's participation in or reduce the Participant's benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred if the Company provides for the Participant's participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Participant's business office to a location more than thirty-five (35) miles from the location at which the Participant performed duties as of the effective date of the Change in Control, except for required travel by the Participant on the Company's business to an extent substantially consistent with the Participant's business travel obligations prior to the effective date of the Change in Control; or (v) a material breach by the Company of any provision of this Plan or any Stock Award hereunder or any other material agreement between the Participant and the Company concerning the terms and conditions of the Participant's employment.

        (u)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (v)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (w)  "Officer" means any person designated by the Company as an officer.

        (x)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (y)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (z)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (aa) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (bb) "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (cc) "Plan" means this CardioNet, Inc. 2003 Equity Incentive Plan.

        (dd) "Securities Act" means the Securities Act of 1933, as amended.

        (ee) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

        (ff)  "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (gg) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (hh) "Ten Percent Shareholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.    ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

          (c)   Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (d)   Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

          (e)   Arbitration. Any dispute or claim concerning any Stock Awards granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS") in San Diego County, California. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys' fees and costs. By accepting a Stock Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

4.    SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Three Million Five Hundred Fifty Thousand (3,550,000) shares. This share reserve includes One Million Two Hundred Thousand (1,200,000) shares reserved under the Original Plan, plus an additional Two Million Three Hundred Fifty Thousand (2,350,000) shares.

        (b)    Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c)    Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (d)    Share Reserve Limitation.    To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.    ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)    Ten Percent Shareholders.

          (i)    A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

          (ii)   A Ten Percent Shareholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

          (iii) A Ten Percent Shareholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the restricted stock award.

        (c)    Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company's securities to such Consultant is not exempt under Rule 701 of the Securities Act ("Rule 701") because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of some other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6.    OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)    Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)    Exercise Price of a Nonstatutory Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)    Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

        (e)    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)    Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)    Minimum Vesting.    Notwithstanding the foregoing Section 6(g), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

          (i)    Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

          (ii)   Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

        (i)    Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for Cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (j)    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than for Cause or upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (k)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (l)    Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (m)    Termination for Cause.    In the event that an Optionholder's Continuous Service is terminated for Cause, then such Optionholder's Options shall immediately terminate and shall not be exercisable by such Optionholder.

        (n)    Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the "Repurchase Limitation" in Section 10(h), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the "Repurchase Limitation" in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

        (o)    Right of Repurchase.    Subject to the "Repurchase Limitation" in Section 10(h), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the "Repurchase Limitation" in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

        (p)    Right of First Refusal.    The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(o) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the exercise of the Option unless otherwise specifically provided in the Option.

7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)    Stock Bonus Awards.    Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii)   Vesting. Subject to the "Repurchase Limitation" in Section 10(h), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. Subject to the "Repurchase Limitation" in Section 10(h), in the event that a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement. Provided that the "Repurchase Limitation" in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        (b)    Restricted Stock Awards.    Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price. Subject to the provisions of Section 5(b) regarding Ten Percent Shareholders, the purchase price of restricted stock awards shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)   Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting. Subject to the "Repurchase Limitation" in Section 10(h), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service. Subject to the "Repurchase Limitation" in Section 10(h), in the event that a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement. Provided that the "Repurchase Limitation" in Section 10(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise specifically provided in the restricted stock purchase agreement.

          (v)   Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

8.    COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.    MISCELLANEOUS.

        (a)    Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)    Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)    No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

        (e)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

        (g)    Information Obligation.    To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

        (h)    Repurchase Limitation.    The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

          (i)    Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock") and (ii) the right terminates when the shares of Common Stock become publicly traded.

          (ii)   Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding "qualified small business stock").

11.    ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)    Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)    Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

        (c)    Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the shareholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

        (d)    Change in Control.

          (i)    Special Acceleration Provision. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to full acceleration of vesting and exercisability if a Change in Control occurs and as of, or at any time after, the effective time of such Change in Control such Participant's Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason. Notwithstanding the provisions of Section 1(a) above, any outstanding Stock Award granted under the Original Plan shall be governed by the provisions of this Section 11(d).

          (ii)   Parachute Payments. If any payment or benefit a Participant would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be equal to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in such Participant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless such Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such Participant's Stock Awards (i.e., earliest granted Stock Award cancelled last) unless such Participant elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to such Participant and the Company within fifteen (15) calendar days after the date on which such Participant's right to a Payment is triggered (if requested at that time by such Participant or the Company) or such other time as requested by such Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish such Participant and the Company with an opinion reasonably acceptable to such Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon such Participant and the Company.

12.    AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)    Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code.

        (b)    Shareholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval.

        (c)    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)    No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)    Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.    TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.    EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

CardioNet, Inc.
2003 Equity Incentive Plan

Stock Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)

        Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, CardioNet, Inc. (the "Company") has granted you an option under its 2003 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.    VESTING.    Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        2.    NUMBER OF SHARES AND EXERCISE PRICE.    The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

        3.    EXERCISE PRIOR TO VESTING ("EARLY EXERCISE").    If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

          (a)   a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

          (b)   any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement;

          (c)   you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

          (d)   if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        4.    METHOD OF PAYMENT.    Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

          (a)   In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

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          (b)   Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

        5.    WHOLE SHARES.    You may exercise your option only for whole shares of Common Stock.

        6.    SECURITIES LAW COMPLIANCE.    Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

        7.    TERM.    You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

          (a)   immediately upon the termination of your Continuous Service for Cause;

          (b)   three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three- (3-) month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

          (c)   twelve (12) months after the termination of your Continuous Service due to your Disability;

          (d)   eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

          (e)   the Expiration Date indicated in your Grant Notice; or

          (f)    the day before the tenth (10th) anniversary of the Date of Grant.

        If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. (The definition of disability in Section 22(e) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

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        8.    EXERCISE.

          (a)   You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b)   By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

          (c)   If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

          (d)   By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act (the "Lock Up Period"); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 8(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        9.    TRANSFERABILITY.

          (a)   If your option is an Incentive Stock Option, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

          (b)   If your option is a Nonstatutory Stock Option, your option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under Rule 701 of the Securities Act.

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        10.    RIGHT OF FIRST REFUSAL.

          (a)   Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right.

          (b)   If there is no right of first refusal described in the Company's bylaws in effect at such time the Company elects to exercise its right, then you may not validly transfer (as hereinafter defined) any of the shares of Common Stock that you acquire upon exercise of your option, or any interest in such shares, unless such transfer is solely for cash consideration and is made in compliance with the following provisions (the Company's "Right of First Refusal"):

            (i)    Before there can be a valid transfer of any shares or any interest therein, the record holder of the shares to be transferred (the "Offered Shares") shall give written notice (by registered or certified mail) to the Company. Such notice shall specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee and the other terms and conditions of the proposed transfer. The date such notice is mailed shall be hereinafter referred to as the "notice date," and the record holder of the Offered Shares shall be hereinafter referred to as the "Offeror."

            (ii)   For a period of thirty (30) calendar days after the notice date, the Company shall have the option, but not the obligation, to purchase all (or any part) of the Offered Shares at the purchase price and on the terms set forth in subsection 10(b)(iii). The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said thirty (30) days.

            (iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal shall be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under subsection 10(b)(i)). The Company's notice of exercise of its Right of First Refusal shall be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company shall acquire full right, title and interest to all of the Offered Shares.

            (iv)  If, and only if, the option given pursuant to subsection 10(b)(ii) is not exercised, the transfer proposed in the notice given pursuant to subsection 10(b)(i) may take place; provided, however, that such transfer must, in all respects, be exactly as proposed in said notice except that such transfer may not take place either before the tenth (10th) calendar day after the expiration of said 30-day option exercise period or after the ninetieth (90th) calendar day after the expiration of said 30-day option exercise period, and if such transfer has not taken place prior to said ninetieth (90th) day, such transfer may not take place without once again complying with this subsection 10(b).

            (v)   As used in this subsection 10(b), the term "transfer" means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company's stock or any legal or equitable interest therein; provided, however, that the term "transfer" does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution or a bona fide gift of such shares if the donee agrees to be bound by the provisions of this Stock Option Agreement.

            (vi)  None of the shares of the Company's stock purchased upon exercise of your option shall be transferred on the Company's books nor shall the Company recognize any such transfer of any such shares or any interest therein unless and until all applicable provisions of this subsection 10(b) have been complied with in all respects. The certificates of stock evidencing shares of stock purchased upon exercise of your option shall bear an appropriate legend referring to the transfer restrictions imposed by this subsection 10(b).

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            (vii) If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your option shall be immediately subject to the Company's Right of First Refusal with the same force and effect as the shares you acquired pursuant to the exercise of your option.

            (viii)  To ensure that shares subject to the Company's Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificate(s) evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificate(s) in escrow. As soon as practicable after the expiration of the Company's Right of First Refusal, the agent shall deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company's exercise of its Right of First Refusal, the notices required to be given to you shall be given to the escrow agent, and any payment required to be given to you shall be given to the escrow agent. Within thirty (30) days after payment by the Company for the Offered Shares, the escrow agent shall deliver the Offered Shares that the Company has repurchased to the Company and shall deliver the payment received from the Company to you.

          (c)   The Company's Right of First Refusal shall expire on the Listing Date. For purposes of this agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

        11.    RIGHT OF REPURCHASE.

          (a)   Beginning as of the time of termination of your Continuous Service (or such later time as specified in subsection 11(c)), the Company shall have the right, but not the obligation, to elect to repurchase all or any part of the shares you acquired pursuant to the exercise of your option that are vested as of the effective date of the termination of your Continuous Service (the "Vested Shares"), such repurchase right hereafter referred to as the "Company's Repurchase Option." The Company's Repurchase Option shall expire on the Listing Date.

          (b)   If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option shall be immediately subject to the Repurchase Option with the same force and effect as the shares you acquired pursuant to the exercise of your option.

          (c)   The Repurchase Option shall be exercisable only within the ninety (90) day period described below (the "Repurchase Period"), or such longer period as may be agreed to by the Company and you. The Repurchase Period shall commence as follows: (1) with respect to Vested Shares acquired pursuant to the exercise of your option prior to the termination of your Continuous Service, the Repurchase Period shall commence as of the date of such termination of your Continuous Service; and (2) with respect to Vested Shares acquired after the termination of

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  your Continuous Service pursuant to any post-termination exercise(s) of your option, the Repurchase Period shall commence on the date of such exercise(s).

          (d)   The Company shall exercise its Repurchase Option only for cash or cancellation of purchase money indebtedness for the Vested Shares and shall give you written notice (accompanied by payment for the Vested Shares) within ninety (90) days after commencement of the Repurchase Period as set forth in subsection 11(c) herein.

          (e)   The Company's repurchase price shall be equal to the Fair Market Value of the Vested Shares as of the date of termination of your Continuous Service.

          (f)    To ensure that the Vested Shares will be available for repurchase by the Company, the Company may require you to deposit the certificate(s) evidencing the shares that you purchase upon exercise of your option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificate(s) in escrow. As soon as practicable after the expiration of the Company's Repurchase Option, the agent shall deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company's exercise of its Repurchase Option, the notices required to be given to you shall be given to the escrow agent, and any payment required to be given to you shall be given to the escrow agent. Within thirty (30) days after payment by the Company for the Vested Shares, but no later than the ninetieth (90th) day following the commencement of the Repurchase Period, the escrow agent shall deliver the Vested Shares that the Company has repurchased to the Company and shall deliver the payment received from the Company to you.

        12.    OPTION NOT A SERVICE CONTRACT.    Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        13.    WITHHOLDING OBLIGATIONS.

          (a)   At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

          (b)   Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax

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  withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

          (c)   You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

        14.    NOTICES.    Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        15.    GOVERNING PLAN DOCUMENT.    Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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QuickLinks

  Exhibit 10.2
CARDIONET, INC. 2003 EQUITY INCENTIVE PLAN ORIGINALLY ADOPTED JULY 15, 2000 AS THE CARDIONET, INC. 2000 STOCK OPTION PLAN AMENDED AND RESTATED: JULY 24, 2003 APPROVED BY SHAREHOLDERS: AUGUST 18, 2003 AMENDED: NOVEMBER 16, 2007 APPROVED BY SHAREHOLDERS: NOVEMBER 29, 2007 TERMINATION DATE: JULY 23, 2013
CardioNet, Inc. 2003 Equity Incentive Plan Stock Option Agreement (Incentive Stock Option or Nonstatutory Stock Option)